UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA		15701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2011, John J. Dolan notified First Commonwealth Financial Corporation (the “Company”) that he is retiring and resigning, effective December 31, 2011, from employment with, and as President and Chief Executive Officer of, the Company, as a Director of the Company, and from all director, committee membership, officer and other positions that he has with the Company and each of its subsidiaries and affiliates. Mr. Dolan’s resignation did not result from any disagreement he has with the Company about the operations, policies or practices of the Company or any of its subsidiaries or affiliates.

On December 5, 2011, the Board of Directors appointed T. Michael Price as Interim President and Chief Executive Officer of the Company, effective January 1, 2012. Mr. Price, age 49, has served as President of First Commonwealth Bank, a subsidiary of the Company, since November 2007. He will continue to serve as President of First Commonwealth Bank. Mr. Price was formerly Chief Executive Officer of the Cincinnati and Northern Kentucky Region of National City Bank from July 2004 to November 2007.

On December 5, 2011, the Company entered into an Agreement and General Release with Mr. Dolan under which Mr. Dolan resigned and retired from employment and in all other capacities with the Company and its subsidiaries and affiliates effective as of December 31, 2011, released the Company and its affiliated parties from all claims that he has or may have against them and agreed to extend the term of his existing non-solicitation and non-competition covenants from one year to 18 months following the termination of his employment. In consideration for Mr. Dolan’s execution of the Agreement and General Release, the Company agreed to pay Mr. Dolan 18 months severance commencing January 1, 2012 at an annualized rate of $460,000 ($690,000 in the aggregate), to pay the cost of continued coverage for Mr. Dolan and his family under the Company’s group health plans for 18 months and to pay for outplacement services at a cost not to exceed $20,000. Mr. Dolan will also be entitled to receive a pro rata share (one-third) of his 2011-2013 Long-Term Incentive Plan award if and when such award is earned and paid in accordance with the terms of the Plan. The Agreement and General Release is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release issued by the Company announcing Mr. Dolan’s retirement and resignation and Mr. Price’s appointment as Interim President and Chief Executive Officer is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Agreement and General Release dated December 5, 2011, by and between First Commonwealth Financial Corporation and John J. Dolan

99.1	Press Release dated December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2011	FIRST COMMONWEALTH FINANCIAL CORPORATION
(Registrant)

	By:	/s/ Robert E. Rout
Robert E. Rout
Executive Vice President and Chief Financial Officer